Exhibit 99.1

Endwave Reports Second Quarter 2009 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)--July 28, 2009--Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF solutions for mobile communications networks, today reported financial results for its second quarter of 2009, which ended on June 30, 2009.

On April 30, 2009, Endwave sold its defense electronics and security (D&S) business for $28 million in cash. The Company’s financial statements reflect D&S as a discontinued operation.

Revenues from continuing operations for the second quarter of 2009 were $5.6 million. This compares with revenues from these same operations of $7.2 million in the prior quarter and $12.1 million in the year ago period. Net loss from continuing operations, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the second quarter of 2009 was $2.0 million, or $0.21 per share. Income from discontinued operations of $18.6 million in the second quarter of 2009 represents the gain on the sale of the D&S business partially offset by a loss from its operations.

Non-GAAP Results from Continuing Operations

Non-GAAP net loss in the second quarter of 2009 was $1.4 million, or $0.15 per share. This compares with non-GAAP net loss of $919,000 in the prior quarter, or $0.10 per share, and non-GAAP net income of $781,000 or $0.09 per share in the year ago period. For the second quarter of 2009, non-GAAP net loss was calculated by excluding income from discontinued operations of $18.6 million, non-cash stock-based compensation expense of $407,000 and restructuring charges of $166,000. For the first quarter of 2009, non-GAAP net loss was calculated by excluding restructuring charges of $1.1 million, loss from discontinued operations of $1.1 million and non-cash stock-based compensation expense of $607,000. For the second quarter of 2008, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $829,000 and loss from discontinued operations of $712,000.

Cash, cash equivalents and investments as of June 30, 2009 were $68.7 million, compared with $40.6 million as of March 31, 2009. The increase in cash is largely the result of the net cash generated by the sale of the D&S business.

“Our key customers continue to experience a challenging macroeconomic environment that ultimately slows near-term demand for our products. Nevertheless, we remain focused on the development of RF solutions for mobile communications networks, and are steadfast in our objective to be a leading merchant supplier,” said Ed Keible, Endwave's Vice Chairman and CEO. “We believe we are positioning Endwave to accelerate revenue and improve our overall financial performance as the worldwide economy recovers.”

Key Executive Change

“At this time, I would also like to announce a key executive change within our organization. Effective immediately, Endwave’s Chief Operating Officer, John Mikulsky, has been promoted to the position of President, taking responsibility for all of the company’s current operations and technology. John has been instrumental in the planning and execution of our operating strategy since 2005 and has been a valued member of the senior management team since 1996,” said Keible. “With John taking the day to day responsibility for the business, I will assume the additional position as Vice Chairman of the Board with a mandate to focus on strategic initiatives and structure for the company.”

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific time (PT). Investors are invited to participate in the conference call by dialing (480) 629-9867 (Conference ID: 4107653) by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until August 4. To access the recording, dial (303) 590-3030 (Access Code: 4107653). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF solutions that enable the transmission, reception and processing of high-frequency signals in mobile communications networks. Endwave has 41 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the company can be accessed from the company’s web site at http://www.endwave.com.

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2009	December 31, 2008

Assets
Current assets
Cash and cash equivalents	$49,191	$33,998
Short-term investments	19,476	11,350
Accounts receivables, net	4,374	4,762
Inventories	4,984	14,454
Other current assets	927	738
Total current assets	78,952	65,302
Property and equipment, net	1,976	4,220
Other assets	171	218
Restricted cash	-	600
Total assets	$81,099	$70,340

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,184	$2,263
Accrued warranty	1,262	2,439
Accrued compensation	768	2,811
Other current liabilities	982	713
Total current liabilities	4,196	8,226

Other long-term liabilities	99	73
Total stockholders' equity	76,804	62,041
Total liabilities and stockholders' equity	$81,099	$70,340

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Total revenues	$5,580	$12,093	$12,822	$22,553
Costs and expenses:

Cost of product revenues	4,237	7,976	9,056	15,095
Research and development	1,306	1,680	3,011	2,841
Selling, general and administrative	1,935	2,757	4,293	5,536
Restructuring	166	-	1,233	-
Total costs and expenses	7,644	12,413	17,593	23,472
Loss from continuing operations	(2,064)	(320)	(4,771)	(919)
Interest and other income, net	94	294	200	733
Loss from continuing operations before provision for income taxes	$(1,970)	$(26)	$(4,571)	$(186)
Provision for income taxes	(13)	22	(21)	22
Loss from continuing operations	$(1,957)	$(48)	$(4,550)	$(208)
Income (loss) from discontinued operations, net of tax	18,597	(712)	17,530	(2,488)
Net income (loss)	$16,640	$(760)	$12,980	$(2,696)

Basic and diluted net loss per share from continuing operations	$(0.21)	$(0.01)	$(0.48)	$(0.02)
Basic and diluted net income (loss) per share from discontinued operations	$1.97	$(0.08)	$1.86	$(0.27)
Basic and diluted net income (loss) per share	$1.76	$(0.08)	$1.38	$(0.29)
Shares used in calculating basic and diluted net income (loss) per share	9,460,395	9,187,183	9,403,482	9,164,682

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Total revenues	$5,580	$12,093	$12,822	$22,553
Costs and expenses:

Cost of product revenues	4,208	7,876	8,946	14,909
Research and development	1,246	1,515	2,823	2,522
Selling, general and administrative	1,617	2,193	3,577	4,440
Total costs and expenses	7,071	11,584	15,346	21,871
Income (loss) from operations	(1,491)	509	(2,524)	682
Interest and other income, net	94	294	200	733
Income (loss) before provision for income taxes	$(1,397)	$803	$(2,324)	$1,415
Provision for income taxes	(13)	22	(21)	22
Net income (loss)	$(1,384)	$781	$(2,303)	$1,393
Basic and diluted net income (loss) per share	$(0.15)	$0.09	$(0.24)	$0.15
Shares used in calculating basic and diluted net income (loss) per share	9,460,395	9,187,183	9,403,482	9,164,682

Basis of presentation:
1. Non-GAAP operating results exclude non-cash stock compensation expense, restructuring and discontinued operations.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
GAAP net income (loss )	$16,640	$(760)	$12,980	$(2,696)
Cost of product revenues, stock-based compensation expense	29	100	110	186
Research and development, stock-based compensation expense	60	165	188	319
Selling, general and administrative, stock-based compensation expense	318	564	716	1,096
Restructuring	166	-	1,233	-
(Income) loss from discontinued operations, net of tax	(18,597)	712	(17,530)	2,488
Non-GAAP net income (loss)	$(1,384)	$781	$(2,303)	$1,393

CONTACT:
Summit IR Group Inc.
Mary McGowan, 408-404-5401
mary@summitirgroup.com